      As filed with the Securities and Exchange Commission on July 2, 1997

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      DATA PROCESSING RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------

           California                                            95-3931443
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                       4400 MacArthur Boulevard, Suite 600
                         Newport Beach, California 92660
                                 (714) 553-1102
                    (Address of Principal Executive Offices)

                            ------------------------

                      DATA PROCESSING RESOURCES CORPORATION
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                            ------------------------

                               Michael A. Piraino
                             Chief Financial Officer
                      Data Processing Resources Corporation
                       4400 MacArthur Boulevard, Suite 600
                         Newport Beach, California 92660
                                 (714) 553-1102
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:
                               James W. Loss, Esq.
                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                        695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                         Proposed             Proposed
    Title of Each Class of           Amount               Maximum              Maximum              Amount of
       Securities to be              to be            Offering Price          Aggregate           Registration
          Registered               Registered          Per Share(1)        Offering Price              Fee
--------------------------------------------------------------------------------------------------------------
         Common Stock                250,000              $23.19             $5,797,500              $1,757
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market on June 30, 1997.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Data Processing Resources Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996.

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997.

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997.

         (5) The Company's definitive proxy statement, as filed with the Commission on November 20, 1996.

         (6) The Company's Current Report on Form 8-K dated October 26, 1996, as filed with the Commission on December 11, 1996 (File No. 0-27612).

         (7) The Company's Current Report on Form 8-K dated January 6, 1997, as filed with the Commission on January 21, 1997 (File No. 0-27612).

         (8) The Company's Current Report on Form 8-K dated April 30, 1997, as filed with the Commission on May 16, 1997 (File No. 0-27612)

         (9) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A/A, as filed with the Commission on March 1, 1996.

         (10) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie") has previously passed upon the validity of the shares of Common Stock offered hereby. Certain attorneys of Riordan & McKinzie beneficially own shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

         The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the Corporation under certain circumstances set forth in Section 317 thereof. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

         Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. Section 317 provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

         If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

         If the agent loses or settles a suit brought by or on behalf of the corporation, his or her rights to indemnification are more limited. If he or she is adjudged to be liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in addition, that he or she acted with the care, including reasonable inquiry, of an ordinarily prudent person.

         The indemnification discussed above may be authorized by a majority vote of the disinterested directors or shareholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought. The Company's Board of Directors makes all decisions regarding the indemnification of its officers and directors on a case-by-case basis.

         Any provision in the Company's Articles of Incorporation or Bylaws or contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with Section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Lastly, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

         The Company's Articles of Incorporation authorize the Board of Directors to provide indemnification of its agents through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company's Bylaws require the Company to indemnify each of its directors and officers' to the maximum extent permitted by the California Corporations Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of the Company. The Company is also required to advance to such director or officer expenses incurred in defending any such proceeding, to the maximum extent permitted by such law. The Company's Bylaws also provide that the Board of Directors, in its discretion, may provide for indemnification of or advance of expenses to other agents of the Company.

         The Company has also entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his or her capacity as a director, officer, employee and/or agent of the Company or any other corporation of which he or she is a director or officer at the request of the Company to the maximum extent permitted by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.  Exemptions from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (a)      Exhibits

         23.1     Consent of Riordan & McKinzie, a Professional Corporation.

         23.2     Consent of Deloitte & Touche LLP.

         24.1     Power of Attorney (included on page II-5).

         (b) The undersigned registrant hereby undertakes that the registrant will submit its Retirement Savings Plan and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and that it will make all changes required by the IRS in order to qualify the Retirement Savings Plan.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on June 30, 1997.

                                      DATA PROCESSING RESOURCES CORPORATION

                                      By:    /s/ Michael A. Piraino
                                             --------------------------------
                                             Michael A. Piraino
                                             Chief Financial Officer

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Connell and Michael A. Piraino and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                       Title                                  Date
                ---------                                       -----                                  ----

          /s/ Mary Ellen Weaver                Chairman of the Board, Chief                          June 30, 1997
-----------------------------------------      Executive Officer, and Director
            Mary Ellen Weaver                  (Principal Executive Officer)


          /s/ David M. Connell                 President, Chief Operating Officer                    June 30, 1997
-----------------------------------------      and Director
            David M. Connell


         /s/ Michael A. Piraino                Senior Vice President, Finance                        June 30, 1997
-----------------------------------------      and Chief Financial Officer
           Michael A. Piraino                  (Principal Financial Officer and
                                               Principal Accounting Officer)


        /s/ J. Christopher Lewis               Director                                              June 30, 1997
-----------------------------------------
          J. Christopher Lewis


            /s/ Li-San Hwang                   Director                                              June 30, 1997
-----------------------------------------
              Li-San Hwang


            /s/ JoAnn Wagner                   Director                                              June 30, 1997
-----------------------------------------
              JoAnn Wagner


      /s/ Christopher W. Lancashire            Director                                              June 30, 1997
-----------------------------------------
        Christopher W. Lancashire


          /s/ Patrick C. Haden                 Director                                              June 30, 1997
-----------------------------------------
           Patrick C. Haden


                                Index To Exhibits

Sequentially
Numbered

Exhibit                   Description
-------                   -----------
23.1    Consent of Riordan & McKinzie, a Professional Corporation

23.2    Consent of Deloitte & Touche LLP

24.1    Power of Attorney (included on page II-5)